Exhibit 99.77(q)(1)

Item 77Q-1 – Exhibits

(a)(1)	Establishment and Designation of Classes (Class R6 shares) dated October 15, 2015 – Filed as an exhibit to Post-Effective Amendment No. 57 to the Registrant’s Form N-1A Registration Statement on November 19, 2015 and incorporated herein by reference.
(e)(1)	Amended Schedule A effective November 2015 to the Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC effective November 18, 2014 – Filed as an exhibit to Post-Effective Amendment No. 57 to the Registrant’s Form N-1A Registration Statement on November 19, 2015 and incorporated herein by reference.